UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

1924 Pearman Dairy Road, Anderson, SC (Address of principal executive offices)	29625 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant's Certifying Accountant

On December 12, 2016, Elliott Davis Decosimo, LLC (“Elliott Davis”) provided a letter to Hampshire Group, Limited (the “Company”) confirming that Elliott Davis had resigned as the Company’s auditor and that the client-auditor relationship between the Company and Elliott Davis had ceased.

Elliott Davis performed an audit of the Company’s consolidated financial statements for the year ended December 31, 2014. Elliott Davis’s report did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Elliott Davis’s report for the year ended December 31, 2014 was qualified by a “going concern” opinion.

The audit for the year ended December 31, 2015 was never completed.

During the two years ended December 31, 2015, and from December 31, 2015 through December 12, 2016, there were no (i) disagreements between the Company and Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Elliott Davis, would have caused Elliott Davis to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

The Company furnished Elliott Davis with a copy of this report prior to filing with the SEC and requested that Elliott Davis furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Elliott Davis’s audit services and engagement as the Company’s independent registered public accounting firm. Elliott Davis has furnished a letter addressed to the SEC dated December 16, 2016, a copy of which is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

16.1     Elliott Davis Decosimo, LLC letter dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: December 16, 2016

Exhibit Index

Exhibit No.	Description

16.1	Elliott Davis Decosimo, LLC letter dated December 16, 2016.